UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
(millions of dollars, except share amounts)

Sale of the U.S. Federal business

On March 13, 2020, Unisys Corporation (the “Company”) closed on its asset purchase agreement to sell its U.S. Federal business to Science Applications International Corporation for a cash purchase price of approximately $1.2 billion. The net proceeds after purchase price adjustments, costs and expenses of the deal and tax on the gain is expected to be approximately $1.1 billion. Due to the Company’s U.S. tax position, no federal income tax is expected to be payable on the sale and, subject to the final purchase price allocation to assets sold, state income taxes are expected to be minimal. The Company intends to use net proceeds from the sale to fully redeem its $440 million of Senior Secured Notes in accordance with the terms of the notes. Net proceeds of approximately $600 million are expected to be contributed to the Company’s U.S. qualified benefit pension plans and applied toward the minimum required contributions in 2020, 2021 and 2022.

Basis of Presentation

The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of the Company, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The pro forma statements should be read in conjunction with the historical consolidated financial statements of the Company, the accompanying notes to those financial statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Beginning in the quarter ending March 31, 2020, the historical results of the Company’s U.S. Federal business will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma statements of income have been prepared as if the sale had occurred on January 1, 2019 and the unaudited balance sheet has been prepared as if the sale occurred on December 31, 2019.

The unaudited pro forma consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of the Company’s consolidated results of operations or financial position had the disposition occurred as of the dates presented and should not be taken as representative of the Company’s future consolidated results of operations or financial condition.

The Discontinued Operations - U.S. Federal columns in the unaudited Pro Forma Consolidated Financial Statements were derived from the Consolidated Financial Statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 28, 2020.

The Company believes that the adjustments included within the Discontinued Operations columns of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates are preliminary and could change as the Company finalizes the accounting for discontinued operations, which will be reported in future filings. The adjustments did not include any allocation of the Company’s corporate costs or other costs that did not transfer to the U.S. Federal business upon disposition.

UNISYS CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
For the Year Ended December 31, 2019
(Unaudited)
(Millions, except per share data)

	As Reported	Discontinued Operations U.S. Federal	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Revenue
Services	$2,552.7	$(660.0)	$—		$1,892.7
Technology	396.0	(65.9)	—		330.1
	2,948.7	(725.9)	—		2,222.8
Costs and expenses
Cost of revenue:
Services	2,134.1	(543.5)	—		1,590.6
Technology	148.2	(50.0)	—		98.2
	2,282.3	(593.5)	—		1,688.8
Selling, general and administrative	396.9	(32.1)	—		364.8
Research and development	31.3	—	—		31.3
	2,710.5	(625.6)	—		2,084.9
Operating profit	238.2	(100.3)	—		137.9
Interest expense	62.1	—	(49.7)	(a)	12.4
Other income (expense), net	(136.4)	—	—		(136.4)
Income (loss) before income taxes	39.7	(100.3)	49.7		(10.9)
Provision (benefit) for income taxes	53.0	(25.3)	—		27.7
Consolidated net income (loss)	(13.3)	(75.0)	49.7		(38.6)
Net income (loss) attributable to noncontrolling interests	3.9	—	—		3.9
Net income (loss) from continuing operations attributable to Unisys Corporation	$(17.2)	$(75.0)	$49.7		$(42.5)

Earnings (loss) per common share attributable to Unisys Corporation
Basic	$(0.31)				$(0.76)
Diluted	$(0.31)				$(0.76)

UNISYS CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
For the Year Ended December 31, 2018
(Unaudited)
(Millions, except per share data)

	As Reported	Discontinued Operations U.S. Federal	Pro Forma Continuing Operations
Revenue
Services	$2,386.3	$(528.7)	$1,857.6
Technology	438.7	(45.1)	393.6
	2,825.0	(573.8)	2,251.2
Costs and expenses
Cost of revenue:
Services	2,010.5	(442.7)	1,567.8
Technology	128.2	(29.1)	99.1
	2,138.7	(471.8)	1,666.9
Selling, general and administrative	370.3	(30.0)	340.3
Research and development	31.9	—	31.9
	2,540.9	(501.8)	2,039.1
Operating profit	284.1	(72.0)	212.1
Interest expense	64.0	—	64.0
Other income (expense), net	(76.9)	(0.2)	(77.1)
Income (loss) before income taxes	143.2	(72.2)	71.0
Provision (benefit) for income taxes	64.3	(18.3)	46.0
Consolidated net income (loss)	78.9	(53.9)	25.0
Net income (loss) attributable to noncontrolling interests	3.4	—	3.4
Net income (loss) from continuing operations attributable to Unisys Corporation	$75.5	$(53.9)	$21.6

Earnings (loss) per common share attributable to Unisys Corporation
Basic	$1.48		$0.42
Diluted	$1.30		$0.42

UNISYS CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
For the Year Ended December 31, 2017
(Unaudited)
(Millions, except per share data)

	As Reported	Discontinued Operations U.S. Federal	Pro Forma Continuing Operations
Revenue
Services	$2,328.2	$(527.3)	$1,800.9
Technology	413.6	(43.6)	370.0
	2,741.8	(570.9)	2,170.9
Costs and expenses
Cost of revenue:
Services	2,033.8	(440.8)	1,593.0
Technology	160.3	(30.8)	129.5
	2,194.1	(471.6)	1,722.5
Selling, general and administrative	411.9	(26.7)	385.2
Research and development	38.7	—	38.7
	2,644.7	(498.3)	2,146.4
Operating profit	97.1	(72.6)	24.5
Interest expense	52.8	—	52.8
Other income (expense), net	(116.4)	(0.4)	(116.8)
Income (loss) before income taxes	(72.1)	(73.0)	(145.1)
Provision (benefit) for income taxes	(5.5)	(28.6)	(34.1)
Consolidated net income (loss)	(66.6)	(44.4)	(111.0)
Net income (loss) attributable to noncontrolling interests	(1.3)	—	(1.3)
Net income (loss) from continuing operations attributable to Unisys Corporation	$(65.3)	$(44.4)	$(109.7)

Earnings (loss) per common share attributable to Unisys Corporation
Basic	$(1.30)		$(2.18)
Diluted	$(1.30)		$(2.18)

UNISYS CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2019
(Unaudited)
(Millions)

	As Reported	Discontinued Operations U.S. Federal	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Assets
Current Assets
Cash and cash equivalents	$538.8	$—	$36.0	(e)	$574.8
Accounts receivable, net	495.0	(77.3)			417.7
Contract assets	53.0	(14.6)	—		38.4
Inventories:
Parts and finished equipment	10.9	(0.1)	—		10.8
Work in process and materials	9.8	(4.2)	—		5.6
Prepaid expenses and other current assets	113.8	(13.1)	—		100.7
Total current assets	1,221.3	(109.3)	36.0		1,148.0
Properties	806.0	(22.0)	—		784.0
Less - Accumulated depreciation and amortization	681.6	(13.6)	—		668.0
Properties, net	124.4	(8.4)	—		116.0
Outsourcing assets, net	202.5	(0.4)	—		202.1
Marketable software, net	186.8	—	—		186.8
Operating lease right-of-use assets	127.1	(55.7)	—		71.4
Prepaid postretirement assets	136.2	—	—		136.2
Deferred income taxes	114.0	—	—		114.0
Goodwill	177.2	(66.8)	—		110.4
Restricted cash	13.0	—	—		13.0
Other long-term assets	201.5	(2.6)	—		198.9
Total assets	$2,504.0	$(243.2)	$36.0		$2,296.8
Liabilities and deficit
Current liabilities
Current maturities of long-term debt	$13.5	$—	$—		$13.5
Accounts payable	252.0	(47.7)	—		204.3
Deferred revenue	288.6	(42.3)	—		246.3
Other accrued liabilities	373.2	(56.4)	—		316.8
Total current liabilities	927.3	(146.4)	—		780.9
Long-term debt	566.1	(0.2)	(434.5)	(b)	131.4
Long-term postretirement liabilities	1,960.2	—	(600.0)	(c)	1,360.2
Long-term deferred revenue	147.4	(0.4)	—		147.0
Long-term operating lease liabilities	83.6	(27.6)	—		56.0
Other long-term liabilities	47.7	(0.1)	—		47.6
Commitments and contingencies	—	—	—		—
Total deficit	(1,228.3)	(68.5)	1,070.5	(d)	(226.3)
Total liabilities and deficit	$2,504.0	$(243.2)	$36.0		$2,296.8

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(millions of dollars)

(a)	Reflects removal of interest expense related to the Company’s Senior Secured Notes assumed to be paid off with the proceeds of the sale. The interest of $49.7 million had no federal tax benefit related to it due to the Company’s tax position.

(b)	Reflects repayment of the Company’s Senior Secured Notes of $440.0 million plus $24.0 million of a premium. The Senior Secured Notes are carried on the Company’s books at December 31, 2019 at $434.5 million, which is net of $5.5 million of unamortized issuance costs. The write off of the unamortized issuance cost as well as the payment of the $24.0 million premium will result in a loss on extinguishment of $29.5 million. Due to the Company’s tax position, no tax benefit will result from the payment.

(c)	Reflects the contribution of $600.0 million to the Company’s U.S. qualified defined benefit pension plans. Pension expense in 2019 does not include any expected return on the amount contributed.

(d)	Reflects the net proceeds on the sale of $1,100.0 million less $29.5 million net loss on the extinguishment of debt.

(e)	Reflects the net proceeds of $1,100.0 million less (1) $600.0 million pension contribution, (2) $440.0 million to redeem the Senior Secured Notes, and (3) a premium of $24.0 million paid to the Senior Secured Noteholders.